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                                 EXHIBIT 10.10
                         COMPENSATION AGREEMENT ENTERED
                          INTO BETWEEN THE REGISTERED
                               AND JOEL T. LANHAM
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                             COMPENSATION AGREEMENT



                 THIS AGREEMENT ("Agreement"), effective as of MAY 14, 1996, by and between JOEL T. LANHAM, an individual resident of the State of Georgia ("Executive"), and RHODES, INC., a corporation organized under the laws of the State of Georgia ("Company").

                              W I T N E S S E T H:

                 WHEREAS, Executive is a key officer of the Company and, if there is a Change in Control of the Company, the Company desires that Executive remain with the Company at least through such Change in Control; and

                 WHEREAS, the Company recognizes that the Company needs to provide an incentive for Executive to remain with the Company at least through a Change in Control.

                 NOW, THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, Executive and the Company, intending to be legally bound, hereby agree as follows:

Section 1        Compensation.

                 1.1      Termination by the Company Without Good Cause.

                 1.1.1 The Company after a Change in Control shall have the right to terminate Executive's employment without Good Cause before he reaches age 65 only if the Company provides Notice of such termination to Executive. During the Notice Period for such Notice, the Company (a) at its option, may relieve Executive of all or part of his duties and responsibilities as PRESIDENT AND CHIEF OPERATING OFFICER, without Executive's prior written consent, but may not (1) assign Executive any additional or new duties or responsibilities or (2) change Executive's job title from PRESIDENT AND CHIEF OPERATING OFFICER, without such consent, (b) may not reduce Executive's annual salary or reduce his compensation package when viewed as a whole as such salary and such package are in effect on the date Notice is given and (c) shall continue to make Executive's office and secretary available to Executive on a full-time basis.

                 1.1.2 If the Company (subject to Section 1.1.1) terminates Executive's employment without Good Cause before the first anniversary of a Change in Control, the Company shall pay to Executive, in a lump sum payment immediately after the effective date of such termination, an amount equal to the sum of (a) a pro rata portion of One Year's Compensation for the portion of the one year period that started on the date of the Change in Control and that remains as of the effective date of Executive's termination of employment plus
(b) an additional One Year's Compensation.





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                 1.1.3  If the Company (subject to Section 1.1.1) terminates
Executive's employment without Good Cause on or after the first anniversary of a Change in Control but before he reaches age 65, the Company shall pay to Executive, in a lump sum payment immediately after the effective date of such termination, an amount equal to One Year's Compensation.

                 1.2      Termination by Executive for Good Reason.

                 1.2.1 If Executive elects at any time to terminate his employment for Good Reason during the six (6) month period that starts on the date there is a Change in Control, the Company shall pay to Executive, in a lump sum payment immediately after such termination, an amount equal to the sum of (a) a pro rata portion of One Year's Compensation for the portion of the one year period that started on the date of the Change in Control and that remains as of the date of Executive's termination of employment plus (b) an additional One Year's Compensation.

                 1.2.2 If Executive elects at any time to terminate his employment for Good Reason subsequent to the six (6) month period that starts on the date there is a Change in Control, the Company shall pay to Executive, in a lump sum payment immediately after such termination, an amount equal to one and one-half (1 1/2) times One Year's Compensation.

                 1.3      Termination as a Result of Death or Disability.   If
Executive's employment is terminated after there is a Change in Control as a result of his death or Disability, the Company shall pay to Executive or, in the event of his death, to his estate, in a lump sum payment immediately after such termination, an amount equal to One Year's Compensation.

Section 2        Payment of Health Insurance Premiums.

                 If Executive's employment is terminated at any time after there is a Change in Control either (a) by the Company without Good Cause, (b) by Executive for Good Reason or (c) as a result of the death or Disability of Executive, the Company shall pay Executive's premiums under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") for the one year period that starts on Executive's termination of employment, if Executive elects (as a result of his termination of employment) continuation coverage under COBRA, or, at Executive's option, the Company shall pay Executive's premiums for comparable private health insurance coverage (upon receipt by the Company of timely notices of request for payment of such premiums) for the one year period that starts on Executive's termination of employment; provided, however, that notwithstanding the foregoing, the Company shall have no obligation to pay Executive's premiums under COBRA if the Company ceases to maintain any group health plan and the Company shall have no obligation to pay Executive's premiums under COBRA or for comparable private health insurance coverage after the Executive is covered under a group health plan provided by a subsequent employer of the Executive.





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Section 3        Definitions.

                 3.1 Change in Control. The term "Change in Control" for purposes of this Agreement shall mean a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of
Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the "34 Act") as in effect on the effective date of this Agreement, provided that such a change in control shall be deemed to have occurred at such time as the consummation of any transaction or series of transactions the effect of which is such that (a) any "person" (as that term is used in Sections 13(d) and 14(d)(2) of the 34 Act), is or becomes the beneficial owner (as defined in Rule 13d-3 under the 34 Act) directly or indirectly, of securities representing 30% or more of the combined voting power for election of directors of the then outstanding securities of the Company or any successor of the Company; (b) during any period of two consecutive years or less, individuals who at the beginning of such period constitute the Board of Directors of the Company cease, for any reason, to constitute at least a majority of the Board of Directors, unless the election or nomination for election of each new director was approved by a vote of at least three-fifths of the directors then still in office who were directors at the beginning of the period; (c) the shareholders of the Company approve any dissolution or liquidation of the Company or any sale or the disposition of 50% or more of the assets or business of the Company or (d) the shareholders of the Company approve any merger or consolidation to which the Company is a party or a share exchange in which the Company shall exchange its shares for shares of another corporation as a result of which the persons who were shareholders of the Company immediately prior to the effective date of the merger, consolidation or share exchange shall have beneficial ownership of less than 50% of the combined voting power for election of directors of the surviving corporation following the effective date of such merger, consolidation or share exchange.

                 3.2 Disabled. Executive shall be treated as "Disabled" for purposes of this Agreement if he, as a result of illness or sickness, no longer is able to perform (even with reasonable accommodation) the essential functions of his job.

                 3.3 Good Cause. The term "Good Cause" for purposes of this Agreement shall mean (a) Executive is convicted of, pleads guilty to, or confesses to any felony or any act of fraud, misappropriation or embezzlement, which has an immediate and material adverse effect on Company, as determined by the Company's Board of Directors in good faith, (b) Executive engages in a fraudulent act to the material damage or prejudice of the Company or any affiliate of the Company or in conduct or activities materially damaging to the property, business or reputation of the Company or any affiliate of the Company, all as determined by the Company's Board of Directors in good faith,
(c) any material act or omission by Executive involving malfeasance or gross negligence in the performance of his duties and responsibilities to the material detriment of the Company, as determined by the Company's Board of Directors in good faith, which has not been corrected by Executive within 30 days after written notice from the Company's Board of Directors of any such act or omission or (d) a failure by Executive to comply in any material respect with any written policies or directives of the Company's Board of Directors as determined by such Board of Directors in good faith, which has





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not been corrected by Executive within 30 days after written notice from the
Company's Board of Directors of such failure.

                 3.4 Good Reason. The term "Good Reason" for purposes of this Agreement shall mean Executive's resignation as an Executive of the Company at any time after (a) the effective date of his removal as the Company's PRESIDENT AND CHIEF OPERATING OFFICER for reasons other than Good Cause, (b) any reduction of Executive's duties or responsibilities or status as an officer of the Company without his prior written consent (except as provided under Section 1.1.1(a)), (c) the reduction of Executive's annual salary or any adverse changes to his compensation package when viewed as a whole as such salary and such package are in effect at the date of the Change in Control, (d) the relocation of Executive from the Company's headquarters or (e) the relocation of the Company's headquarters without reimbursement of all of Executive's reasonable relocation expenses incurred in connection with relocating his family and residence to accommodate to such headquarters relocation.

                 3.5 One Year's Compensation. The term "One Year's Compensation" for purposes of this Agreement shall mean an amount equal to the sum of the greater of Executive's annual salary as of the date of the Change in Control or as of the date of Executive's termination of employment plus the greater of Executive's most recent annual bonus paid or Executive's next scheduled annual bonus (if Executive has earned but not been paid at the time of such termination his next scheduled annual bonus).

                 3.6 Notice. The term "Notice" for purposes of this Agreement shall mean a written notice of the Company's decision to terminate Executive's employment, which shall be delivered to Executive at least six (6) months before the effective date set by the Company for his termination or Employment.

                 3.7 Notice Period. The term "Notice Period" for purposes of this Agreement shall mean the period starting on the date Notice is given to Executive and ending on the date of his termination of employment.

Section 4        Miscellaneous.

                 4.1 Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon Executive and his executor, administrator, heirs, personal representative and assigns, and the Company and its successors and assigns.

                 4.2 Governing Law. This Agreement shall be deemed to be made in, and in all respects shall be interpreted, construed and governed by and in accordance with, the laws of the State of Georgia.





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                 4.3      Headings.  The section and paragraph headings
contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                 4.4 Entire Agreement. This Agreement is intended by Executive and the Company to be the final expression of their agreement with respect to the subject matter of this Agreement and is the complete and exclusive statement of the terms of such Agreement, notwithstanding any representations, statements or agreements to the contrary made before the execution of this Agreement. This Agreement may be modified only by a written instrument signed by Executive and the Company.

                 4.5 Construction. No provision of this Agreement shall be construed against or interpreted to the disadvantage of Executive or the Company by any court or the government or judicial authority by reason of Executive or the Company having or being deemed to have structured or drafted such provision of this Agreement.

                 4.6 Survival of Agreements. All covenants and agreements made in this Agreement shall survive the execution and delivery of this Agreement and the termination of Executive's employment.


                 IN WITNESS WHEREOF, the Company and Executive have executed this Agreement as of the 14TH day of MAY, 1996.


                                        RHODES, INC.


                                        By: /s/ Holcomb T. Green, Jr.
                                            ------------------------------
                                            Name:  HOLCOMBE T. GREEN, JR.
                                            Title: CHAIRMAN OF THE
                                                   EXECUTIVE COMMITTEE


                                        EXECUTIVE:

                                        /s/ Joel T. Lanham
                                        ----------------------------------
                                        JOEL T. LANHAM
                                        PRESIDENT and CHIEF
                                        OPERATING OFFICER





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